EXHIBIT "C-2"

                    Advance Request Form
                        (Term Loan)

                    ADVANCE REQUEST FORM


   TO:  TEXAS COMMERCE BANK, NATIONAL ASSOCIATION
        2200 Ross Avenue
        Post Office Box 660197
        Dallas, Texas   75266-0197
        Attention:  R. Britt Langford

   Gentlemen:

     The undersigned is an officer of EL CHICO RESTAURANTS, INC., a Texas corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September ___, 1993, between the Borrower and Texas Commerce Bank, National Association, a national banking association (the "Lender") (such Loan Agreement, as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Loan Agreement").
   All terms defined in the Loan Agreement shall have the same meaning herein.

     In accordance with the Loan Agreement, the Borrower hereby requests that the Lender make the Term Loan as hereinafter specified, in the form of the type or types of Advance specified below (check whichever is applicable):

     ____ 1.   Prime Rate Advance in the amount of $________; and/or

     ____ 2.   Eurodollar Advance in the amount of $_______, having
   an Interest Period of (check whichever is applicable):

     ____ one month
     ____ two months
     ____ three months
     ____ six months

     In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies to the Lender that the following statements are true and correct:

          (i)  The representations and warranties contained in
        Article VIII of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

          (ii) No Default has occurred and is continuing or would result from the Term Loan requested hereunder.

          (iii) The amount of the Term Loan requested hereunder will not exceed the Applicable Committed Sum.

          (iv) All information supplied below is true, correct, and complete as of the date hereof.

               Term Loan Request Information

     (a)  Applicable Committed Sum . . . . . $_____________
     (b)  Amount of Term Loan Requested. . . $_____________
     (c)  Amortization period (not to exceed 10 years) for
          purposes of calculating quarterly principal payments_______ years
     (d)  Date of Term Loan Requested. . . .________, 19___

                               BORROWER:

                              EL CHICO RESTAURANTS, INC.



                              By:
                                 Name:
                                 Title:

                              Dated as of:
          [insert date of
          Requested Advance]



FILE: ADREQT
081996 v1
147:13312-67